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                                Hahn & Hessen LLP
                                    Attorneys
                              Empire State Building
                                350 Fifth Avenue
                           New York,  N.Y. 10118-0075
                                 (212) 736-1000


                                  July 22, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Advanced Radio Telecom Corp.
               Registration No. 333-04388
               ----------------------------

Gentlemen:

     We are acting as counsel to Advanced Radio Telecom Corp., a Delaware corporation (the "Company") with respect to the registration by the Company under the Securities Act of 1933, as amended, (the "Act"), of a maximum of 8,625,000 shares of Common Stock, par value $.001 per share (the "Shares") to be sold by the Company under Registration Statement No. 333-04388 on Form S-1, as amended, relating to the Shares, as filed with the Securities and Exchange Commission (the "Registration Statement"). The maximum of 8,625,000 Shares includes 1,125,000 shares which may be sold to cover over allotments, if any.

     We are familiar with (i) the proceedings of the Company relating to the authorization of the Shares and (ii) the form of Underwriting Agreement to be entered into among the Company, Montgomery Securities, Merrill Lynch, Pierce Fenner & Smith Incorporated, Deutsche Morgan Grenfell/C.J. Lawrence Inc. and each of the underwriters named therein, filed as an exhibit to the Registration Statement. In addition, we have made such further examination of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth.

     On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and when sold and issued in accordance with the Underwriting Agreement will be legally issued, fully paid, and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              HAHN & HESSEN LLP

                              /s/ HAHN & HESSEN LLP